Exhibit 4.2
SAFEGUARD SCIENTIFICS, INC.
10.125% CONVERTIBLE SENIOR DEBENTURE DUE MARCH 15, 2014
CUSIP: 786449AH1

No. 1	$46,936,000
Safeguard Scientifics, Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of FORTY-SIX MILLION NINE HUNDRED THIRTY-SIX THOUSAND DOLLARS on March 15, 2014 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2010, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 10.125%, from the March 15 or September 15, as the case may be, next preceding the date of this Debenture to which Interest has been paid or duly provided for, unless the date hereof is a date to which Interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no Interest has been paid or duly provided for on the Debentures, in which case from March 26, 2010 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Debenture shall bear Interest from such March 15 or September 15; provided that if the Company shall default in the payment of Interest due on such March 15 or September 15, then this Debenture shall bear Interest from the next preceding March 15 or September 15 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Debenture, from March 26, 2010. Except as otherwise provided in the Indenture, the Interest payable on the Debenture pursuant to the Indenture on any March 15 or September 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a Business Day) (each a “Record Date”) next preceding such March 15 or September 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (provided that the Debentureholder with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such Debentureholder, be paid by wire transfer of immediately available funds) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.
The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 1% per annum.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Brian J. Sisko
Brian J. Sisko
Senior Vice President and General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures described in the within-named Indenture.
U.S. Bank National Association, as Trustee

By:	/s/ George J. Rayzis
Authorized Signatory
, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF DEBENTURE
SAFEGUARD SCIENTIFICS, INC.
10.125% CONVERTIBLE SENIOR DEBENTURE DUE MARCH 15, 2014
This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 10.125% Convertible Senior Debentures Due March 15, 2014 (the “Debentures”), limited in aggregate principal amount to $46,936,000, issued and to be issued under and pursuant to an Indenture dated as of March 26, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.
In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time of payment of Interest thereon, reduce the principal amount thereof, reduce any amount payable upon repurchase thereof, impair the right of any Debentureholder to institute suit for the payment thereof, make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Debentures, change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Article 13 thereof, reduce the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, modify any of the provisions of Section 5.07 or Section 9.02 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 3.02 thereof, or reduce the quorum or voting requirements set forth in Article 8 or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then Outstanding.
Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Stock of the Company, (C) a default in respect of a covenant or provisions of the Indenture that under the terms of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby, or (D) a default in the payment of the repurchase price paid pursuant to ARTICLE 3 of the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.
No provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.
The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.
If a Designated Event occurs at any time prior to maturity of the Debentures, the Debentures may be repurchased at the option of the holders of the Debentures on a Designated Event Repurchase Date, not less than 20 nor more than 35 Business Days after notice thereof, at the option of the holder of this Debenture at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to (but excluding) the repurchase date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid to the holder of record of this Debenture on the corresponding Record Date. The Debentures will be repurchased in multiples of $1,000 principal amount. The Company shall mail, or cause the Trustee to mail, to all holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 20th day after the occurrence of such Designated Event. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled “Option to Elect Repurchase Upon a Designated Event” on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the Designated Event Expiration Time.
Holders of Debentures have the right to withdraw any Option to Elect Repurchase Upon a Designated Event or by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business, on the Designated Event Repurchase Date all as provided in the Indenture.

If cash, sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date, Interest will cease to accrue on such Debentures (or portions thereof) immediately after such Designated Event Repurchase Date and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debenture.
In compliance with the provisions of the Indenture, prior to the final maturity date of the Debentures, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 60.6061 shares of the Company’s Common Stock (a conversion price of $16.50 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The Company will notify the Holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.
No adjustment in respect of Interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the close of business on the Business Day preceding the following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a repurchase date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Debenture.
No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.
A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
The Company, the Trustee, any authenticating agent, any paying agent, the Conversion Agent and any Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.
No recourse for the payment of the principal of or Interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _____
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)
Additional abbreviations may also be used though not in the above list.